UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Furniture Brands International, Inc.
(Name of Registrant as Specified In Its Charter)

SCSF Equities, LLC
Sun Capital Securities Offshore Fund, Ltd.
Sun Capital Securities Fund, LP
Sun Capital Securities Advisors, LP
Sun Capital Securities, LLC
Marc J. Leder
Rodger R. Krouse
Alan Schwartz
Ira Kaplan
T. Scott King

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 23, 2008, SCSF Equities, LLC issued a press release, attached hereto as Exhibit 1.

On April 23, 2008, SCSF Equities, LLC sent a letter to shareholders of Furniture Brands International, Inc., attached hereto as Exhibit 2.

Exhibit 1

FOR IMMEDIATE RELEASE

SUN CAPITAL SENDS LETTER TO FURNITURE BRANDS’ SHAREHOLDERS

Urges Shareholders to Vote the GOLD Proxy Card Today

to Elect Directors Who Will Act in Their Best Interests

New York, April 23, 2008 — SCSF Equities LLC (together with its affiliates, “Sun Capital”) today sent a letter to shareholders of Furniture Brands International, Inc. (NYSE: FBN) (“Furniture Brands” or the “Company”) urging them to vote for Sun Capital’s three highly-qualified director nominees at the upcoming 2008 Annual Meeting of Shareholders, scheduled for May 1, 2008.

The full text of the letter to the Furniture Brands shareholders follows:

April 23, 2008

Dear Fellow Shareholder:

The vote for Furniture Brands’ directors at the Company’s May 1, 2008 Annual Meeting of Shareholders is just days away.  We urge you to act now and protect your investment by voting the GOLD proxy card to elect our three highly qualified director nominees — Alan Schwartz, Ira Kaplan and T. Scott King — to Furniture Brands’ Board of Directors.  It’s important to note that RiskMetrics Group — ISS Governance Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), two of the leading independent proxy voting advisory and corporate governance services firms, have recommended that Furniture Brands shareholders vote to elect Sun Capital’s nominees.

TIME IS SHORT — ACT NOW TO PROTECT YOUR INVESTMENT

With the voting deadline rapidly approaching, we want to remind you of a few key points:

•                  As Furniture Brands’ second largest shareholder, with an approximate 9.45% ownership stake, Sun Capital’s interests are aligned with yours.  Our goal is to elect directors who will act in the best interests of all Furniture Brands shareholders. This includes (1) implementing a more dynamic turnaround strategy capable of restoring profitability and shareholder value and/or (2) pursuing strategic alternatives that deliver higher and certain value to shareholders. We reiterate that Sun Capital is capable and willing to contribute substantial financial and operational resources to further all shareholders’ interests.

•                  Under the current Board’s tenure, Furniture Brands’ stock price and financial performance deteriorated significantly as Company fundamentals have worsened over many years:

•                  The stock price has fallen 76% from May 2002 through February 20, 2008, the day immediately preceding the announcement of Sun Capital’s strategic interest;

•                  EBITDA has dropped from $252 million in 2002 to $12 million in 2007 (excluding restructuring and impairment charges), while EBITDA margin has eroded from 10.2% to 0.6% during this same period;

•                  Diluted EPS has fallen from $2.11 in 2002 to a sizeable loss of $0.48 in 2007; and

•                  Balance sheet leverage has increased significantly with Net Debt/EBITDA measuring 7.9x as of 2007 and liquidity has deteriorated materially.

Despite this precipitous deterioration, we believe the Board continues to pursue a failed strategy that is inherently risky, deficient of clear financial targets and bears a remarkable resemblance to a turnaround plan it previously adopted in 2005 — a plan that in our view has not produced any significant benefits for the Company and its shareholders to date.

•                  The Board appears to have given very little consideration to at least two credible value creating proposals to acquire the Company at a premium.  We believe this failure to properly consider strategic alternatives represents a serious disregard for shareholder interests.

ISS AND GLASS LEWIS SUPPORT SUN CAPITAL’S NOMINEES

ISS supports the notion that Furniture Brands shareholders would be better served by changing the composition of the Board and therefore recommends shareholders vote for all of Sun Capital’s nominees.  In a report dated April 18, 2008, ISS noted:

•                  “…the presence [of] the three dissident nominees on the FBN board would likely prove beneficial to shareholder value. The long-term financial and operational performance of the company and the dissidents’ skill sets and track record establish both the need for change and the dissidents’ ability to effect change.”

•                  “…our review of the nominees’ background suggests that inclusion of Alan Schwartz, Ira Kaplan, and T. Scott King would bring valuable insight to the company’s board.  Mr. Schwartz is currently a Sterling Professor at Yale, specializing in corporate governance, mergers and acquisitions and commercial transactions. We believe that his academic experience in corporate governance could help bring better governance practices to the board room.”

•                  “The presence on the board of seasoned operators like Scott King (who, as a private equity veteran likely has considerable practice holding management accountable for results) and Ira Kaplan are likely to help the company successfully execute its current strategic initiatives. On the other hand, we note that a fair number of incumbent directors were around during the 2005 turnaround plan, a plan which did not yield the desired results. As such, we believe the current board should bear at least some responsibility for the long-term underperformance of the company and could benefit from a fresh perspective and tighter management oversight.”

In providing its support for Alan Schwartz and Scott King, Glass Lewis noted in a report dated April 22, 2008:

•                  “What is concerning in our minds is the long-term underperformance of the Company and the lack of oversight at the executive level by a majority of the current incumbent nominees.”

•                  “…considering the long-term underperformance of Furniture Brands’ stock and the lack of compensation oversight by the compensation committee, we believe that the board of directors could benefit from the participation of new opinions and rotation of long standing directors.  In our opinion the participation of SCSF nominees Schwartz and King could be beneficial for the Company and shareholders.  Mr. Schwartz’s significant corporate governance background could help improve the overall governance by the directors and Mr. King’s position as a substantial independent shareholder of the Company will ensure that shareholder’s best interests are considered.”

ELECT DIRECTORS WHO WILL ACT IN YOUR BEST INTERESTS

Our nominees are highly qualified and we believe that, if elected, they will bring much-needed corporate governance and operational expertise to the Board.  Our nominees are committed to acting in the best interests of all shareholders.  If elected, we believe our nominees will provide shareholder representation on the Board, help the Board better oversee management execution, provide valuable resources to effect a turnaround, and properly evaluate strategic alternatives that may be compelling.

Please join us in protecting the interests of all shareholders by voting the GOLD proxy card.

VOTE THE GOLD PROXY CARD TODAY

Please vote FOR our nominees — Alan Schwartz, Ira Kaplan and T. Scott King — by signing, dating and returning the enclosed GOLD proxy card today.  For your convenience, you may also vote by phone or Internet by following the instructions on the enclosed proxy card or voting form.  If you have previously signed a white proxy card, you can revoke it by signing, dating and returning the enclosed GOLD proxy card in the accompanying postage-paid envelope.

If you have any questions or need any assistance voting your shares, please contact D.F. King & Co., Inc., who is assisting Sun Capital in this matter, toll-free at (800) 347-4750.

Thank you for your careful consideration.

Kind Regards,

/s/ Jason G. Bernzweig
Jason G. Bernzweig

Vice President

Sun Capital Securities Group, LLC

Sun Capital strongly encourages Furniture Brands shareholders to sign, date, and return the GOLD proxy card and vote FOR Alan Schwartz, Ira Kaplan, and T. Scott King.  Shareholders who have questions, or need assistance in voting their shares, should call Sun Capital’s proxy solicitor, D.F. King & Co., Inc. at 1-800-347-4750. For more information on how to vote, as well as other proxy materials, please visit www.FBNValue.com.

About Sun Capital Partners, Inc.

Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, and other investments in market—leading companies that can benefit from its in-house operating professionals and experience.  Sun Capital affiliates have invested in and managed more than 185 companies worldwide with combined sales in excess of $35.0 billion since Sun Capital’s inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, and New York, as well as affiliates with offices in London, Tokyo, and Shenzhen. For more information, please visit www.SunCapPart.com.

Additional Information

SCSF Equities, LLC, Sun Capital Securities Offshore Fund, Ltd., Sun Capital Securities Fund, LP, Sun Capital Securities Advisors, LP, Sun Capital Securities, LLC, Marc J. Leder, Rodger R. Krouse, Alan Schwartz, Ira Kaplan and T. Scott King (collectively, the “Participants”) filed a definitive proxy statement with the SEC on April 15, 2008 containing information about the solicitation of proxies for the 2008 Annual Meeting of the shareholders of Furniture Brands International, Inc.  The definitive proxy statement and the GOLD proxy card were first disseminated to shareholders of Furniture Brands International, Inc. on or about April 15, 2008.

Shareholders of Furniture Brands International, Inc. are urged to read the definitive proxy statement because it contains important information.  Detailed information relating to the Participants can be found in the definitive proxy statement filed with the SEC.  The definitive proxy statement and other relevant documents relating to the solicitation of proxies by the Participants are available at no charge on the SEC’s website at http://www.sec.gov.  In addition, Sun Capital will provide copies of the proxy statement and other relevant documents without charge upon request.  Requests for copies should be directed to Sun Capital’s proxy solicitor, D.F. King & Co., Inc., at 1-800-347-4750.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements.  All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  These statements are based on current expectations of Sun Capital Partners, Inc. and its affiliates and currently available information.  They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate.  Sun Capital does not assume any obligation to update any forward-looking statements contained in this press release.

# # #

Contacts:
Media:	Shareholders:
Sard Verbinnen & Co	D.F. King & Co., Inc.
Jim Barron / Kara Findlay /	Richard Grubaugh /
Nathaniel Garnick	Edward McCarthy
(212) 687-8080	(212) 269-5550
Debbie Miller
(312) 895-4700

Exhibit 2

SCSF EQUITIES LLC

5200 Town Center Circle, Suite 600

Boca Raton, Florida 33486

561-394-0550

April 23, 2008

Dear Fellow Shareholder:

The vote for Furniture Brands’ directors at the Company’s May 1, 2008 Annual Meeting of Shareholders is just days away.  We urge you to act now and protect your investment by voting the GOLD proxy card to elect our three highly qualified director nominees — Alan Schwartz, Ira Kaplan and T. Scott King — to Furniture Brands’ Board of Directors.  It’s important to note that RiskMetrics Group — ISS Governance Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), two of the leading independent proxy voting advisory and corporate governance services firms, have recommended that Furniture Brands shareholders vote to elect Sun Capital’s nominees.

TIME IS SHORT — ACT NOW TO PROTECT YOUR INVESTMENT

With the voting deadline rapidly approaching, we want to remind you of a few key points:

•                  As Furniture Brands’ second largest shareholder, with an approximate 9.45% ownership stake, Sun Capital’s interests are aligned with yours.  Our goal is to elect directors who will act in the best interests of all Furniture Brands shareholders. This includes (1) implementing a more dynamic turnaround strategy capable of restoring profitability and shareholder value and/or (2) pursuing strategic alternatives that deliver higher and certain value to shareholders. We reiterate that Sun Capital is capable and willing to contribute substantial financial and operational resources to further all shareholders’ interests.

•                  Under the current Board’s tenure, Furniture Brands’ stock price and financial performance deteriorated significantly as Company fundamentals have worsened over many years:

•                  The stock price has fallen 76% from May 2002 through February 20, 2008, the day immediately preceding the announcement of Sun Capital’s strategic interest;

•                  EBITDA has dropped from $252 million in 2002 to $12 million in 2007 (excluding restructuring and impairment charges), while EBITDA margin has eroded from 10.2% to 0.6% during this same period;

•                  Diluted EPS has fallen from $2.11 in 2002 to a sizeable loss of $0.48 in 2007; and

•                  Balance sheet leverage has increased significantly with Net Debt/EBITDA measuring 7.9x as of 2007 and liquidity has deteriorated materially.

Despite this precipitous deterioration, we believe the Board continues to pursue a failed strategy that is inherently risky, deficient of clear financial targets and bears a remarkable resemblance to a turnaround plan it previously adopted in 2005 — a plan that in our view has not produced any significant benefits for the Company and its shareholders to date.

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•                  The Board appears to have given very little consideration to at least two credible value creating proposals to acquire the Company at a premium.  We believe this failure to properly consider strategic alternatives represents a serious disregard for shareholder interests.

ISS AND GLASS LEWIS SUPPORT SUN CAPITAL’S NOMINEES

ISS supports the notion that Furniture Brands shareholders would be better served by changing the composition of the Board and therefore recommends shareholders vote for all of Sun Capital’s nominees.  In a report dated April 18, 2008, ISS noted:

•                  “…the presence [of] the three dissident nominees on the FBN board would likely prove beneficial to shareholder value. The long-term financial and operational performance of the company and the dissidents’ skill sets and track record establish both the need for change and the dissidents’ ability to effect change.”

•                  “…our review of the nominees’ background suggests that inclusion of Alan Schwartz, Ira Kaplan, and T. Scott King would bring valuable insight to the company’s board.  Mr. Schwartz is currently a Sterling Professor at Yale, specializing in corporate governance, mergers and acquisitions and commercial transactions. We believe that his academic experience in corporate governance could help bring better governance practices to the board room.”

•                  “The presence on the board of seasoned operators like Scott King (who, as a private equity veteran likely has considerable practice holding management accountable for results) and Ira Kaplan are likely to help the company successfully execute its current strategic initiatives. On the other hand, we note that a fair number of incumbent directors were around during the 2005 turnaround plan, a plan which did not yield the desired results. As such, we believe the current board should bear at least some responsibility for the long-term underperformance of the company and could benefit from a fresh perspective and tighter management oversight.”

In providing its support for Alan Schwartz and Scott King, Glass Lewis noted in a report dated April 22, 2008:

•                  “What is concerning in our minds is the long-term underperformance of the Company and the lack of oversight at the executive level by a majority of the current incumbent nominees.”

•                  “…considering the long-term underperformance of Furniture Brands’ stock and the lack of compensation oversight by the compensation committee, we believe that the board of directors could benefit from the participation of new opinions and rotation of long standing directors.  In our opinion the participation of SCSF nominees Schwartz and King could be beneficial for the Company and shareholders.  Mr. Schwartz’s significant corporate governance background could help improve the overall governance by the directors and Mr. King’s position as a substantial independent shareholder of the Company will ensure that shareholder’s best interests are considered.”

2

ELECT DIRECTORS WHO WILL ACT IN YOUR BEST INTERESTS

Our nominees are highly qualified and we believe that, if elected, they will bring much-needed corporate governance and operational expertise to the Board.  Our nominees are committed to acting in the best interests of all shareholders.  If elected, we believe our nominees will provide shareholder representation on the Board, help the Board better oversee management execution, provide valuable resources to effect a turnaround, and properly evaluate strategic alternatives that may be compelling.

Please join us in protecting the interests of all shareholders by voting the GOLD proxy card.

VOTE THE GOLD PROXY CARD TODAY

Please vote FOR our nominees — Alan Schwartz, Ira Kaplan and T. Scott King — by signing, dating and returning the enclosed GOLD proxy card today.  For your convenience, you may also vote by phone or Internet by following the instructions on the enclosed proxy card or voting form.  If you have previously signed a white proxy card, you can revoke it by signing, dating and returning the enclosed GOLD proxy card in the accompanying postage-paid envelope.

If you have any questions or need any assistance voting your shares, please contact D.F. King & Co., Inc., who is assisting Sun Capital in this matter, toll-free at (800) 347-4750.

Thank you for your careful consideration.

Kind Regards,

Jason G. Bernzweig

Vice President

Sun Capital Securities Group, LLC

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